UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 19, 2009

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eMax Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

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Utah	33-20394-D	26-3773533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1512 South 1100 East, Suite B

Salt Lake City, Utah 84105

(Address of principal executive offices)

(407) 615-2100

Registrant's telephone number, including area code

358 South 700 St B149

Salt Lake City, Utah 84102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.01

Changes in Control of Registrant.

On January 25, 2009, The Seller, E and A Enterprises Trust Corp cancelled the contract signed On July 8, 2008, pursuant to a Purchase Agreement (the “Agreement”) among Slavoljub Stefanovic (Stefanovic) and E and A Enterprise Trust (“E and A”), and certain security holders of the Registrant (hereinafter such security holders are referred to as the “Shareholders”), the following occurred:

(a)

E and a Enterprises Trust Corp has now cancelled the sale to Stefanovic of 64,000,000 shares of the Registrant's common stock, $.0001 par value (the “Common Stock”), (all of the foregoing, the “Purchased Securities”); and 75,000,00 warrants

(b)

Stefanovic paid consideration of $640.00 in cash for the Purchased Securities; and was contractually obligated to pay off corporate liabilities and which he did not do

(c)

Roxanna Weber was re-appointed as President and Chairman of the Board by majority vote of the Board of Directors and  retains her position of Secretary of the company.

As a result of the cancellation of the closing of the Agreement, between E And A Enterprises, Inc. and  Slavoljub, Roxanna Weber currently now controls approximately  fifty percent ,  (52%),  of the 1,378,065,364 issued and outstanding shares of the Registrant. Over Seven hundred and thirteen million shares are held in trust by the company for numerous investment interests in several companies, dividends and warrants. The cancellation was due to the fact that Mr. Stefanovic could not close the contract escrow agreement which called for certain capital costs to be paid in full including the costs of preparing and mailing the dividends owed to shareholders of the company.

The cancellation of the Exchange Agreement was initiated by the seller of the shares and as outlined in the purchase agreement and as adopted by the unanimous consent of the Board of Directors of EMAX and approval by the consent of the shareholders of EMAX was not required.

The officers and directors of the company change subsequent to the Exchange Agreement. See "Management" below.

1.

The capital structure of the company will stay the same and as previously announced the company will not be reverse splitting its shares.

2.

The following table sets forth certain information regarding beneficial ownership of the common stock of EMAX WORLDWIDE, INC. as of  March 19, 2009:

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each person or entity known to own beneficially more than 5% of the common stock or 5% of the preferred stock;

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each of , EMAX WORLDWIDE, INC.'s directors;

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each of EMAX WORLDWIDE INC's named executive officers; and

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all executive officers and directors of EMAX WORLDWIDE INC. as a group.

# Title of Class	Name and address of Beneficial Owner (7)%		Amount & Nature of Beneficial Ownership

COMMON STOCK	ROXANNA WEBER (1) President and Chairman	52.00%	715,344,265

	SLAVLOJUB STEFANOVIC (2) Director	6.6%	91,011,831
	Swanco USA Corp (3)	5.0%	69,881,610

	E and A Enterprises, Inc. (4)	10.77%	148,458,154

	TWI Enterprises, Inc (5)	3.5%	52,627,867
	The Weber Family Trust (6)	3.4	48,083,533

	DORLISS BRIGHT Director	0.001%	2,000,000

Total		81.37% Ownership	1,127,407,260

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1.

Roxanna Weber as President includes shares held in trust  for the corporate planned investments into the private subsidiary companies, shareholder dividends and warrants

2

Dr. Slavoljub Stefanovic shares he holds in his person name, in his three daughters name and in the name of his company Euro American Finance Network

3.

Swanco USA Corp owned shares are held in trust and controlled by Charles T Swanton

4

E and A Enterprises is a private non for profit trust controlled by Pastor Dianne Christmas

5.

TWI Enterprises shares are held in trust and controlled by Brenda  Weber as trustee for the Weber Children’s Trust dated April 12, 1996

6.

The Weber Family Trust are held and controlled by Brenda  Weber as trustee for the Weber Children’s Trust dated April 12, 1996

7.

Except as otherwise set forth, the address for each of these shareholders is c/o EMAX WORLDWIDE, INC. 1512 South 1100 East, Suite B   Salt Lake City, Utah 84105

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

To the knowledge of the Registrant, there are not any arrangements or understandings among members of the former and new control groups and their associates with respect to the election of directors or other matters with respect to the Registrant, except that the aforementioned Agreement provided for the reappointment of Roxanna Weber as President and Chairman of the Registrant. The current directors of the Registrant, Roxanna Weber, Dr. Slavoljub Stefanovic and Dorliss Bright will stay as directors and Matthew Weber as been added to the Board of Directors until the next scheduled vote for officers and directors. Dorliss Bright has also been named as Vice President of the Company

# Board of Directors	Officers
Roxanna Weber	President, Secretary and Chairman of the Board
Dr. Slavoljub Stefanovic	Director
Dorliss Bright	Vice President and Director
Matthew Weber	Director

There is currently no arrangement, known to the Registrant, including any pledge by any person of securities of the Registrant or any of its parents, the operation of which may at a subsequent date result in a further change in control of the Registrant. The Registrant shall file with the Securities and Exchange Commission a statement on Schedule 14F reporting the events occurring in connection with the Agreement, and eMax shall file with the Securities and Exchange Commission a statement on Schedule 13D reporting its acquisition of the Purchased Securities.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

EXHIBIT 23.1	Letter of Cancellation

EXHIBIT 3.31	Articles of Amendment

EXHIBIT 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMAX WORLDWIDE INC.

March 19, 2009	By:	/s/ ROXANNA WEBER
	Name:	Roxanna Weber
	Title:	President and Director

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